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                                                                    EXHIBIT 10.9

                          PROPERTY MANAGEMENT AGREEMENT

                                    RIDGEGATE

     THIS AGREEMENT is made and entered into this 12th day of December, 2002, by and between GFS Ridgegate LLC (hereinafter referred to as the "OWNER") and Pinnacle Realty Management Company, (hereinafter referred to as "Pinnacle").

                                    SECTION 1

                          APPOINTMENT OF MANAGING AGENT

     1.1 APPOINTMENT AND ACCEPTANCE: Owner hereby engages Pinnacle as its sole and exclusive property manager to lease and manage the property described in Section 1.2 upon the terms and conditions provided herein. Pinnacle accepts the engagement and agrees to furnish the services of its organization in accordance with the terms and provisions contained herein.

     1.2 DESCRIPTION OF PROJECT: The property to be managed by Pinnacle under this Agreement (the "Project") is known as Ridgegate, and is located at 24808 100th Place SE, Kent, Washington 98031, consisting of the land, buildings and other improvements constituting a 153-unit apartment complex.

     1.3 TERM: The initial term of this Agreement shall be for a period of one year (the "Initial Term") commencing on the 12th day of December, 2002 to the 31st day of December 31st, 2002. This Agreement shall be automatically renewed for periods of one (1) month, unless this Agreement is terminated as provided in Section 18 herein. The closing date shall be the date the Owner takes title to the Project.

     1.4 MANAGEMENT OFFICE: Owner shall provide adequate space on the Project for a management office, exclusively for the use of Pinnacle to conduct the business of the management of the Project. Owner shall pay all reasonable expenses related to such office as provided in the Plan (defined below), including, but not limited to, furnishings, equipment, postage, office supplies, electricity, other utilities, and telephone services.

     1.5 APARTMENT FOR ON-SITE STAFF: Owner shall provide suitable apartment unit(s) within the Project for the use of the resident manager and such assistant managers or maintenance personnel as Pinnacle and Owner may deem reasonable under the circumstances and as provided in the Plan. Pinnacle, with the approval of Owner, shall be entitled to provide such on-site staff (employees) with such rental and utility concessions (reductions in rent or utility charges) as Pinnacle and the Owner may deem necessary and appropriate under the circumstances.

     1.6 BUDGET AND BUSINESS PLAN: Owner and Pinnacle have established a budget and business plan for operation and management of the Project (the "Plan"). The Plan shall act as a general guide for the management of the Project by Pinnacle, and shall be updated and revised annually to reflect changes in conditions and actual Project operation and submitted to Owner for Owner's approval. Any expenditure in excess of $5,000.00 not specifically set forth in the Plan shall require Owner's advance approval, except as provided in
Section 4.2 hereof. Owner agrees that the Plan is a budgeting tool only and does not constitute a guarantee of actual operating performance. The preliminary annual budget will be provided to Owner by

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October 1st and will be attached hereto as Exhibit A, with the final budget due to Owner by November 1st. The Plan shall include, at a minimum, the following:

     A. MINIMUM LEASING GUIDELINES established jointly by Owner and Pinnacle, setting forth target rental rates and premiums for each unit type and amenity package, together with maximum leasing incentive allowances for promotional purposes. In no event will Pinnacle execute any lease (or any renewal or extension thereof) on terms which vary from the minimum leasing guidelines without notification to Owner.

     B. CAPITAL IMPROVEMENT PLAN: Owner and Pinnacle have set forth a plan for implementing initial capital improvements to upgrade the rental units and correct maintenance items addressed during Owner and Pinnacle's pre-acquisition inspection of the property (if applicable). Should the capital plan fall within industry standards for normal property management duties, Pinnacle shall be responsible for obtaining bids, coordinating and scheduling the work at the property. A minimum of three (3) complete bids will be obtained for each Improvement Plan line item of more than $10,000.

                                    SECTION 2

                                  BANK ACCOUNTS

     2.1    BANK ACCOUNTS:

     (a) Operating Account. Pinnacle will deposit all rents and other funds collected from the operation of the Project in an interest-bearing account established for the Project (the "Operating Account") in a financial institution approved by Owner. Any such rents and other funds received by Pinnacle on or before 2:00 p.m. on a Business Day shall be deposited on that same day. Any such rents or other funds received after 2:00 p.m. or on a day that is not a Business Day shall be deposited on the next Business Day. Such account shall be in the name of the Owner and shall have such withdrawal restrictions as Owner's may require. Owner will be given written notice of the account number and location of the Operating Account. In accordance with Article 7, Pinnacle will pay out of the Operating Account the operating expenses of the Project and any other payments relating to the Project required by the terms of this Agreement or set forth in the Approved Annual Business Plan. If more than one account is required to operate the Project, each account will have a distinct name.

     (b) Security Deposit Account. If required by Owner or law, tenant security deposits will be deposited by Pinnacle in a separate interest-bearing account established in the name of Owner and at a financial institution approved by Owner. Except to the extent prohibited by law or tenants' leases, all interest earned on this account will be distributed to Owner on a monthly basis. Pinnacle agrees to handle all tenant security deposits in accordance with all applicable laws and regulations and in compliance with the leases of the Project.

     (c) Change of Banks. Owner may direct Pinnacle to change any depository bank or depository arrangement. Except with the prior written approval of Owner, Pinnacle shall not change any depository bank or arrangement or other banking relationship or procedure.

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     (d)    Access to Account. Owner will have access to any and all funds in the accounts described in Sections 2.1(a) and 2.1(b). Pinnacle's authority to draw against such accounts may be terminated at any time by Owner without notice to Pinnacle. No borrowing authority shall be permitted on any accounts established on behalf of Owner. All funds in such accounts shall be the exclusive Project of Owner. Only such personnel specifically designated by Pinnacle and approved by Owner shall have access to such accounts. All of Pinnacle's personnel who have access to such accounts shall be bonded and insured to the benefit of Owner against theft or fraud. No accounts maintained pursuant to this Agreement shall contain funds from any source other than the Project.

     2.2 INITIAL DEPOSIT TO SECURITY DEPOSIT ACCOUNTS: Immediately upon commencement of this Agreement, Owner shall remit to Pinnacle such amounts as may be necessary in order to fully fund all required tenant trust accounts.

     2.3 INITIAL DEPOSIT FOR RESERVES: Immediately upon commencement of this Agreement, Owner shall remit to Pinnacle a sum to be deposited in the Operating Account as an initial deposit representing the estimated disbursements to be made in the first month following the commencement of this Agreement, plus an adequate contingency reserve. The initial deposit may be funded from the first month's rental receipts, at the option of Owner. Owner agrees to maintain such contingency reserve at all times in the operating account so as to enable Pinnacle to pay the obligations of Owner under this Agreement as they become due. Owner and Pinnacle shall review the amount of the contingency reserve from time to time and shall agree in writing upon a new contingency reserve when such is required.

     2.4 PINNACLE'S OBLIGATION TO ADVANCE PAYMENTS: All purchases and other obligations incurred in connection with the operation of the Project shall be the sole cost and expense of Owner. All such purchases shall be made by Pinnacle solely on behalf of Owner and not as a principal. Pinnacle shall be under no duty to utilize or apply Pinnacle's own funds for the payment of any such debt or obligation. In the event that there are insufficient funds in the operating account, Pinnacle may, after notifying Owner and receiving prior written consent from Owner, advance its own funds for such purpose, in which event Owner shall promptly repay to Pinnacle all such sums expended, together with interest calculated from the date of Pinnacle's advancement of funds to the date of repayment from Owner.

     2.5 INTEREST ON OPERATING AND SECURITY DEPOSIT ACCOUNTS: Pinnacle shall deposit Project funds into interest-bearing accounts. All interest earned on such funds shall belong to Owner, except where state law requires interest earned on security deposits to be paid to a tenant and shall not be considered part of "gross receipts" of the property as hereinafter defined.

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                                    SECTION 3

                     COLLECTION OF RENTS AND OTHER RECEIPTS

     3.1 AUTHORITY OF PINNACLE: Pinnacle shall collect (and give receipts for, if necessary) all rents, charges and other amounts received in connection with the management and operation of the Project. All security deposits (excluding non-reimbursable cleaning fees and the like) shall be deposited into the trust account described in Section 2.1 above. All other receipts shall be deposited into the operating account. Pinnacle shall not accept rent or other deposits in the form of cash. Under no circumstances shall Pinnacle be liable to Owner for any uncollected rents, other income or bad debt resulting from operations, except those matters covered by section 11.5 herein.

     3.2 SPECIAL CHARGES: Pinnacle shall deposit into the operating account charges paid by tenants for the late payment of rent, returned or non-negotiable checks, and payments for credit report fees.

                                   SECTION 4

                      DISBURSEMENT FROM OPERATING ACCOUNTS

     4.1 OPERATING EXPENSES: From the operating account, Pinnacle is authorized to pay or to reimburse Pinnacle for all expenses and costs of operating the Project set forth in the Plan and for all other sums due Pinnacle under this Agreement, including Pinnacle's compensation which is described and set forth in Section 15 hereof, in accordance with the Plan. Owner has sole responsibility for the timely payment of all authorized expenses of the Project. Upon 30 days notice by Pinnacle to Owner that Pinnacle has used its own funds to pay authorized Project expenses, Owner shall reimburse Pinnacle.

     4.2 EXTRAORDINARY EXPENSES: Unless specifically provided for in the Plan, no single expenditure made for general maintenance or one-time contract service in excess of $5,000.00 shall be allowable without prior written approval of Owner. Pinnacle is required to submit a minimum of three (3) written bids for all expenditures over $10,000.00. However, in the event of an emergency, owner authorizes Pinnacle to authorize any reasonable expenditure which is necessary or required because of danger to life or property, or which is immediately necessary for the preservation and safety of the Project or the safety of the tenants and occupants thereof, or if required to avoid the suspension of any necessary service to the Project, or to comply with any applicable federal, state, or local laws, regulations, or ordinances. Pinnacle shall, however, before the end of the next business day, notify Owner in detail, concerning such expenditures.

     4.3    SPECIFIC EXPENSES TO BE PAID BY PINNACLE ON OWNER'S BEHALF:
Pinnacle shall pay from the Project operating account, in accordance with the business plan or as otherwise directed by Owner, all utility and maintenance charges; all real property taxes and assessments; all premiums for liability and casualty insurance; all monthly payments upon underlying secured real property debt; Pinnacle's fees; all other operating and rental expenses set forth herein; postage, copying, long distance charges and other expenses directly associated with the property; the costs and expense of uniforms for employees (where applicable) and the costs and expenses directly associated with the training of Project employees.

     4.4 EXPENSES TO BE PAID DIRECTLY BY OWNER: In addition to income taxes and gross receipt taxes (if any) incurred as a result of the operation of the Project, Owner shall pay directly the following: N/A

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     4.5    FEES FOR LEGAL ADVICE: Owner shall pay reasonable expenses incurred by Pinnacle in obtaining legal advice regarding compliance with any law affecting the Project or activities related to the operation of the Project within the budget established in the business plan. Pinnacle shall obtain the prior consent of Owner for legal services expended in excess of the amounts set forth in the business plan. If any expenditure for legal services also benefits others for whom Pinnacle acts as a property manager, Owner's obligation shall be limited to Owner's pro rata portion of such expense for legal services.

     4.6 NET PROCEEDS: To the extent that funds are available, and after maintaining a cash contingency reserve amount as specified in Section 2.3, Pinnacle shall transmit net cash proceeds to Owner at least monthly at a time specified by Owner. Such periodic cash payments shall be remitted to the following address:

            GFS Equity Management LLC
            c/o Goodman Financial Services
            2801 Alaskan Way, Suite 200
            Seattle, WA 98121

     4.7 PRIORITY OF PAYMENT: Should collected funds (excluding security deposits deposited into trust accounts) be insufficient to satisfy the current debts and obligations of the Project, such debts and obligations shall be paid in the following order: First: third-party debt service payments, ground lease payments, real estate taxes, personal property taxes, betterment assessments and any other charges and liabilities which could become a lien against or result in a forfeiture of the Property; Second: Project payroll, including state and federal payroll taxes; Third: insurance premiums due in connection with insurance maintained in accordance with Section 12; Fourth: charges by utility companies (including, but not limited to, gas electric, water, sewer, garbage and cable television); Fifth: bills and charges, if any, incurred by Manager for Manager's services provided to Owner exclusive of the Management Fee and any other fees due to Manager hereunder (if any); Sixth: the Management Fee;
Seventh: other bills and charges of third parties, and any and all claims and demands of third parties and liabilities to third parties relating to the Property or the operation thereof which Owner in its discretion determines to pay from the Operating Account. Where the terms of any loan security agreement with Owner conflict with the terms of this section, the terms of such loan security agreement shall control, provide, the Owner has notified Agent of the existence of any such condition.

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                                    SECTION 5

                           FINANCIAL AND OTHER REPORTS

     5.1 REPORTS: By the 10th business day of each month, Pinnacle shall furnish to Owner a statement of receipts and disbursements from the operation of the Project during the prior calendar or fiscal month. In addition, Pinnacle shall, on a mutually acceptable schedule and at Owner's request, prepare and submit to Owner such other reports as Owner shall specify and as may be required pursuant to the terms of any of Owner's lenders, including, but not limited to the following:

            a.) Weekly occupancy, leasing status and traffic reports.
            b.) Monthly market comparable rent survey.
            c.) Monthly bank reconciliation's.
            d.) Monthly financial operating reports to include balance sheet, aged payables, aged receivables, check register and rent roll.

     5.2 OWNER'S RIGHT TO AUDIT: Owner shall have the right to request periodic audits of all applicable accounts managed by Pinnacle and the cost of such audits shall be paid by Owner, as an expense of the Project. Such audits may be made during normal business hours posted at the property with advance notice by Owner. Per Owner request, Agent will engage an independent third party firm to audit the annual records, as well as prepare partnership tax returns at the expense of the property. Pinnacle cannot be held liable for the work product performed by the auditor.

                                    SECTION 6

                                   ADVERTISING

     6.1 ADVERTISING: Pinnacle is authorized to advertise the Project and vacant units within the Project for rent and employment, using periodicals, signs, plans, brochures or displays, or such other means as Pinnacle may deem proper and advisable. Pinnacle is authorized to place signs on the Project advertising that units are available for rent, provided such signs comply with applicable laws. The cost of such advertising shall be paid out of the operating account, in accordance with the advertising budget or as approved by Owner. All advertising shall make clear that Pinnacle is the manager and is not the Owner of the Project. Pinnacle shall have the right to publish advertisements that share space with other properties managed by Pinnacle. Provided, that the costs of such advertising shall be prorated among the various projects.

                                    SECTION 7

                               LEASING AND RENTING

     7.1 PINNACLE'S AUTHORITY TO LEASE PROJECT: Pinnacle shall use its best efforts to keep the Project rented by procuring tenants for the Project. Pinnacle is authorized to negotiate, prepare and execute all rental agreements, including all renewals and extensions of rental agreements, and to cancel and modify existing rental agreements subject to the Plan. Pinnacle shall execute all rental agreements as agent for the Owner. All costs of leasing shall be paid out of the operating account, in accordance with the leasing budget or as approved by Owner. No rental agreement shall be for a period in excess of one
(1) year without the written

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approval of Owner. The form of the rental agreement shall be agreed upon by
Owner and Pinnacle, and be acceptable to the lender for the Project.

     7.2 NO OTHER RENTAL AGENT: During the term of this Agreement, Owner shall not authorize any other person, firm or corporation to negotiate or act as leasing or rental agent with respect to any leases for commercial or residential space in the Project. Owner agrees to promptly forward all inquiries about leases or rental agreements to Pinnacle.

     7.3 RENTAL RATES: In accordance with the provisions of the Plan or as otherwise directed by Owner, Pinnacle may establish and set or revise all rents, fees or other deposits, and all other charges chargeable with respect to the Project. Pinnacle shall be authorized to promote the occupancy of the Project by granting rental concessions and other promotional bonuses to prospective and current tenants, after first consulting with Owner as to the nature, quantity and duration of such rental concessions and promotional bonuses.

     7.4 ENFORCEMENT OF RENTAL AGREEMENTS: Pinnacle is authorized to institute, in Owner's name or in the name of Pinnacle, all legal actions or proceedings for the enforcement of any rental term, for the collection of rent or other income due to the Project, or for the eviction or dispossession of tenants or other persons from the Project. Pinnacle is authorized to sign and serve such notices as Pinnacle and Owner deem necessary for the enforcement of rental agreements, including the collection of rent and other income. Pinnacle may settle, compromise and release such legal actions or suits or to reinstate such tenancies without the prior consent of Owner, if such settlement, compromise, or release shall involve an amount in controversy of One Thousand Dollars ($1,000), or less. Where the amount in controversy is in excess of One Thousand Dollars ($1,000), Pinnacle shall first obtain the authorization of Owner (written or oral) before entering into any compromise, settlement, or release of such legal action. Any moneys for such settlements paid out by Pinnacle shall be an operating expense of the Project. Reasonable attorney's fees, filing fees, court costs and other necessary expenditures incurred in the connection with such action shall be paid out of the Project operating account or shall be reimbursed directly to Pinnacle by Owner. All funds recovered by tenants shall be deposited into the Project operating account. Unless otherwise directed by Owner, Pinnacle may select the attorney or attorneys to handle any and all such litigation.

                                    SECTION 8

                                PROJECT EMPLOYEES

     8.1 PINNACLE'S AUTHORITY TO HIRE: Pinnacle is authorized to hire, supervise, discharge and pay all servants, employees, contractors or other personnel necessary to be employed in the management, maintenance and operation of the Project so long as all payroll and related expenditures for such personnel are within the Plan guidelines. All employees performing services directly for the Project (excluding off-site property manager) shall be deemed to be employees of Pinnacle. When requested by Owner, Pinnacle shall consult with Owner in decisions relating to the hiring, promotion and termination of Project employees.

               8.2 OWNER TO REIMBURSE EMPLOYEE EXPENSES: All wages, fringe benefits, and all other forms of compensation payable to, or for the benefit of, employees of the Project (but not to property managers not employed directly by the Project) and all local, state and federal taxes and assessments (including, but not limited to, payments to and administration of fringe benefits, Worker's Compensation, Social Security taxes and Unemployment Insurance)

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            incident to the employment of all such personnel, shall be treated as an operating expense of the Project and shall be paid by Pinnacle from Owner's funds, from the Project operating account subject to the Plan. Such payments shall also include all awards of back pay and overtime compensation which may be awarded to any project employee in any legal proceeding, or in settlement of any action or claim which has been asserted by any such employee. Exhibit B sets forth the name of: (a) the senior executive personnel of Pinnacle who will be responsible for the performance of Pinnacle's duties under this Agreement (the "Executive Personnel"); and (b) Pinnacle's on-site building manager (the "Building Manager"). Any change in the Executive Personnel or Building Manager shall be subject to Owner's approval. Attached hereto as Exhibit C is a schedule (the "Reimbursable Employee Expense Schedule") that sets forth: (a) a list of Pinnacle's employees (including the Building Manager) who shall be employed on-site in the direct management and operation of the Project; (b) the respective titles and salary of each such employee; (c) the length of time that each such employee has been employed by Pinnacle; (d) whether each such employee works full or part-time (and if they work part-time, the number of hours they work per week); (e) the cost of salary and wages that may be charged to the Project for each such employee; and (f) whether each such employee is bonded or covered under Pinnacle's comprehensive crime insurance policy. The Reimbursable Employee Expense Schedule shall also identify any employees of Pinnacle who are not located at the Project but whose salaries may be charged to the Project pro rata based upon services actually rendered by such employees directly to the Project (in which event the Reimbursable Employee Expense Schedule shall set forth the salaries of such offsite employees and the maximum percentage thereof that may be charged to the Project). In no event shall Pinnacle be entitled to charge to the Project any employee-related expenses: (i) that relate to general or supervising management personnel, accountants or auditors; (ii) for which a separate fee is charged by Pinnacle pursuant to this Agreement or otherwise; or (iii) that are not specifically set forth on the approved Reimbursable Employee Expense Schedule. The expenses chargeable to the Project pursuant to the Reimbursable Employee Expense Schedule may be modified from time to time only as part of the a Plan or as otherwise agreed upon by Owner and Pinnacle in writing.

     8.3 PINNACLE'S AUTHORITY TO FILE RETURNS: Pinnacle shall do and perform all acts required of an employer with respect to the Project and shall execute and file all tax and other returns required under the applicable federal, state and local laws, regulations and/or ordinances governing employment, and all other statements and reports pertaining to labor employed in connection with the Project and under any similar federal or state law now or hereafter in force. In connection with such filings, Owner shall, upon request, promptly execute and deliver to Pinnacle all necessary powers of attorney, notices of appointment and the like. Owner shall be responsible for all amounts required to be paid under the foregoing laws, and Pinnacle shall pay the same from the operating account.

     8.4 WORKER'S COMPENSATION INSURANCE/TAXES: Pinnacle shall, at Owner's expense, maintain and administer a Worker's Compensation Insurance program covering all liability of Pinnacle and the Project under established worker's compensation laws and all other Federal and State labor laws, whether such laws provide that such insurance shall be obtained from a third party carrier or from a state fund and whether such payments shall be denominated as insurance premiums or taxes.

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                                    SECTION 9

                       OPERATIONS, MAINTENANCE AND REPAIR

     9.1 PERFORMANCE OF REPAIRS: Pinnacle is authorized to make or cause to be made, through Project employees, Pinnacle's employees, or through contracted services, all ordinary repairs and replacements reasonably necessary to preserve the Project in its present condition and for the operating efficiency of the Project, and all alterations required to comply with rental agreement requirements, government regulations or insurance requirements. In accordance with the operating budget (the Plan) or as otherwise directed by Owner, Pinnacle is also authorized to decorate the Project and the individual apartment units and to purchase or rent, on Owner's behalf, all equipment, tools, appliances, materials, supplies, uniforms and other items necessary for the management, maintenance or operation of the Project. Such maintenance and decorating expenses shall be paid out of the operating accounts.

     9.2 FEES FOR WORK PERFORMED BY PINNACLE'S EMPLOYEES: With Owner's prior approval, Pinnacle may cause repairs and replacement work to be performed by employees for Pinnacle. Owner shall pay to Pinnacle a reasonable fee for such services based upon the then current hourly charges made and assessed by Pinnacle for the performance of such services. Such charges shall be approximately equal to Pinnacle's direct and indirect expenses associated with the employment of such person. Such charges shall be reasonable and shall not be more than charges made by qualified independent contractors performing similar work, under similar circumstances, in the same geographical area as the Project.

     9.3 CONTRACTS, UTILITIES AND SERVICES: Pinnacle is authorized to negotiate contracts for non-recurring items of expense, not to exceed $5,000.00. Pinnacle shall enter into agreements for all necessary repairs, maintenance, minor alterations, and utility services, and make contracts on Owner's behalf for electricity, gas, telephone, fuel, water and such other services required for the operation of the Project, in accordance with the Plan. All utility deposits shall be the Owner's responsibility, except that Pinnacle may pay the same from the operating accounts if directed to do so.

     9.4    LIMITATIONS ON CONTRACTS: Each such contract or agreement shall:
(a) be in the name of the Project, (b) not be more than twelve months without Owner's prior written consent, (c) shall not contain any automatic renewal provisions for periods of more than thirty (30) days, (d) be assignable, at Owner's option, to Owner or Owner's nominee, (e) include a provision of cancellation thereof by Owner or Pinnacle upon not more than thirty (30) days written notice (if available), and (f) shall require that all contractors provide evidence of sufficient insurance. If this agreement is terminated pursuant to Section 18, Pinnacle shall, at Owner's option, assign to Owner or Owner's nominee all contracts and agreements pertaining to the Project. Pinnacle shall then notify Owner if any such contracting entity is either a subsidiary, affiliate, or has any other relationship whatsoever to Pinnacle.

     9.5 PROPERTY TAX APPEALS: At the direction of, and with the approval of, the Owner, Pinnacle shall engage a tax appeal professional to annually review the tax assessment for possible abatement.

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                                   SECTION 10

                        RELATIONSHIP OF PINNACLE TO OWNER

     Pinnacle is engaged independently in the business of property management and acts hereunder as an independent contractor. Pinnacle shall act in a fiduciary capacity with respect to the protection of and accounting for the Owner's assets and shall serve the Owner's assets and shall serve the Owner's interests at all time. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, or any other relationship between the parties to this Agreement, or as requiring Pinnacle to bear any portion of losses arising out of or connected with the ownership or operation of the Project. Pinnacle shall not, at any time during the term of this Agreement, be considered to be a direct or indirect employee of Owner. Except as provided herein, neither party shall have the power to bind or obligate the other party. Except as specifically set forth in this Agreement, Pinnacle shall not act as the agent of Owner; and, except as provided in this Agreement, Owner shall not act as the principal of Pinnacle.

                                   SECTION 11

                           INDEMNIFICATION AND BONDING

     11.1 Pinnacle shall indemnify, hold harmless, protect and defend (with counsel approved by Owner) the Owner from and against all loss, costs, expenses and damages ("Damages") in any manner related to, arising out of or resulting from:

     (a) any acts of Pinnacle or Pinnacle's agents, servants or employees beyond the scope of its authority under this Agreement; or

     (b) any negligence, willful misconduct of Pinnacle or Pinnacle's agents, servants or employees.

     If the circumstances or events described above are covered by Owner's commercial general liability insurance, then Pinnacle's obligations under this
Section 11.1 shall apply only to the extent Owner's Damages are not fully paid by Owner's commercial general liability insurance. Notwithstanding any other provisions of this Agreement to the contrary, Pinnacle's obligations under this
Section 11.1 shall survive the expiration, termination or cancellation of this Agreement.

     11.2 Subject to Section 26.4, Owner shall protect, defend, indemnify and hold harmless Pinnacle from and against any and all Damages arising out of the performance by Pinnacle of its obligations and duties hereunder in accordance with the terms hereof with respect to the Project; provided, however, that Owner does not hereby agree, and shall not be obligated, to so indemnify Pinnacle from any Damages arising out of any act or omission of Pinnacle or any of its agents, officers, employees or representatives, which act or omission constitutes negligence, willful misconduct, or is outside the scope of Pinnacle's authority as provided herein

     11.3 INDEMNIFICATION FOR VIOLATION OF LAW. Owner shall indemnify, defend and save Pinnacle harmless from any and all claims, proceedings or liabilities as well as all costs and expenses thereof, (including, but not limited to, fines penalties, and reasonable attorneys fees) involving an alleged or actual violation by Owner of any statute, rule or regulation pertaining to the premises, property, the management or the operation of the Project, except to the extent that such claim, proceeding or liability resulted from the negligence or willful misconduct of Pinnacle.

                                   SECTION 12

                                    INSURANCE

     12.1 OWNER'S INSURANCE AND RIGHTS. Manager, as an operating expense of the Property payable from the Operating Account, will obtain and keep in force, in the name of the

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Owner, adequate property and commercial liability insurance covering Owner as primary insured and, with respect to liability insurance, Manager as additional insured. Manager shall provide Owner with copies of policies or certificates of insurance relating to the Property. Such insurance may be blanketed with other insurance carried by Manager or any affiliate of Manager, in which case a pro rata share of the premiums will be chargeable to the Property as an operating expense. The Parties intend that Owner's general liability insurance shall be primary in responding to all premises liability claims. Nothing herein will be construed as indemnifying Manager or its employees, contractors or agents against any act or omission for which insurance protection is not available or is not required hereunder to be carried by Owner and procured by Manager; neither is the foregoing intended to affect the general requirement of this Agreement that the Property will be managed, operated and maintained in a safe condition and in a proper and careful manner. Owner will furnish whatever information is reasonably requested by Manager for the purpose of placement of insurance coverages and will aid and cooperate in every reasonable way with respect to such insurance and any claim or loss thereunder. Owner will cooperate with Manager and Owner's insurance carrier on loss control inspections, responding to recommendations and other safety issues.

     12.2 MANAGER'S INSURANCE. Manager will maintain (as an operating expense of the Property with respect to on-site employees only) Workers' Compensation and similar insurance as required by law. Manager may maintain, at Manager's expense, Commercial General Liability Insurance. Manager will maintain the following insurance at its own expense (not chargeable to the Property):

                      i. Automobile Liability - As to any vehicle owned, non-owned or hired by Manager, used in connection with the Project, $1,000,000 covering losses due to the insurer's liability for bodily injury or property damage.

                     ii.    Medical Expenses - $5,000 per person per accident.

                    iii. Uninsured/Underinsured Motorists' Coverage for any owned car - $1,000,000.

                     iv. Comprehensive crime (including Employee Dishonesty) insurance with limits and terms acceptable to Owner or a fidelity bond acceptable to Owner.

                      v.    Excess Liability Coverage - $5,000,000.

The minimum A.M. Best's rating of each insurer is A-IX. Manager will furnish Owner with certificates of insurance simultaneously with the execution of this Agreement and whenever coverage is renewed or replaced, evidencing the aforesaid coverage, which will include provisions to the effect that Owner will be given at least 30 days' prior written notice of cancellation or non-renewal of or any material change in any of the aforesaid policies. Owner will be named as an additional insured with respect to all insurance policies required under (b) and
(d) above and as loss payee as respects (c) above. All liability policies shall contain endorsements that (i) delete any employee exclusion on personal injury coverage, (ii) include employees as additional insureds and (iii) contain cross-liability, waiver of subrogation and such other provisions as Owner may reasonably require.

12.3 CONTRACTORS' AND SUBCONTRACTORS' INSURANCE. Pinnacle will require that all parties performing work on or with respect to the Project, including, contractors, subcontractors and service vendors, provide evidence of insurance coverage at such parties' expense, in the following minimum amounts:

               (a)  Workers' Compensation - Statutory amount.

               (b) Employer's Liability - $500,000 each accident; $500,000 disease-policy limit; $500,000 disease - each employee.

               (c) Automobile Liability - $1,000,000 covering losses due to the insurer's liability for bodily injury or Project damage.

               (d)  Medical Expenses - $5,000 per person per accident.

               (e)  Uninsured/Underinsured Motorists' Coverage- $1,000,000.

               (f) Commercial General Liability: Bodily injury and Project damage - $1,000,000 combined single limit with Contractual Liability coverage.

               (g) Excess Liability Coverage - $5,000,000 or such greater amount as is needed for the specific job.

               (h)  Transit Coverage - As needed for the specific job.

The minimum A.M. Best's rating of each insurer is A-IX. Pinnacle must obtain Owner's written permission to waive any of the above requirements. Higher amounts may be required by Owner if the work to be performed is deemed by Owner to be hazardous. Pinnacle will obtain and keep on file a certificate of insurance which shows that each such party is so insured. Owner will be named as an additional insured with respect to Contractors' and Subcontractors' Auto Liability, Commercial General Liability and Excess Liability policies. Pinnacle will receive from vendors evidence of indemnification and hold harmless provisions in favor of Owner and Pinnacle.

12.4 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to obtain insurance, Pinnacle and Owner agree that with respect to any hazard, liability, casualty or other loss or claim which is covered by insurance then being carried by either Owner or Pinnacle: (a) the party carrying such insurance and suffering such loss releases the other party of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto and specifically excepting from such release any deductible required to be paid therewith; and (b) their respective insurance companies shall have no right of subrogation against the other or their respective agents, contractors, employees, licensees or invitees on account thereof.

                                   SECTION 13

                          PINNACLE ASSUMES NO LIABILITY

Pinnacle assumes no liability whatsoever for any acts or omissions of Owner or any previous owners of the Project, or any previous property managers or other agents of either Owner or Pinnacle. Pinnacle assumes no liability for any failure of or default by any tenant in the payment of any rent or other charges due Owner or in the performance of any obligations owed by any tenant to Owner pursuant to any rental agreement or otherwise unless solely caused by willful misconduct of Pinnacle. Nor does Pinnacle assume any liability for previously unknown violations of environmental or other regulations which may become known during the period this Agreement is in effect. Any such environmental violations or hazards discovered by Pinnacle shall be brought to the attention of Owner in writing and Owner shall be responsible for such violations or hazards. Pinnacle also assumes no liability for any failure of computer hardware, software of miscellaneous computer systems to accurately process data (including, but not limited to, calculating, comparing, and sequencing).


                                   SECTION 14

                      ASSIGNMENT OF RIGHTS AND OBLIGATIONS

     14.1 ASSIGNMENT: Pinnacle may, from time to time, assign its rights and obligations under the terms and provision of this Agreement to a subsidiary of Pinnacle, which shall be duly licensed and otherwise capable of performing the services of Pinnacle under the terms and provisions of this Agreement with the prior written consent of Owner.

     14.2 NOVATION: In the event of such assignment, notice shall be given to Owner, and upon Owner's receipt of such notice, Owner shall look solely to the assignee for the performance of all obligations of Pinnacle under the terms and provisions of this Agreement.

                                   SECTION 15

                      PINNACLE'S COMPENSATION AND EXPENSES

     15.1 COMPENSATION: As compensation for the services provided by Pinnacle under this Agreement (and exclusive of reimbursement of expense to which Pinnacle is entitled hereunder), Owner shall pay Pinnacle the following compensation:

     15.2 FOR MANAGEMENT SERVICES: Three and One-Half percent (3.5%) of the total monthly gross receipts from the Project. Such compensation shall be payable by the first day of the next succeeding month for the monthly gross receipts for the current month. Payments due Pinnacle for periods of less than a calendar month shall be prorated over the number of days for which compensation is due.

     A. The term "gross receipts" shall be deemed to include all rents and other income and charges from the normal operation of the Project, including, but not limited to, rents, parking fees, net laundry income, forfeited security deposits, pet deposits, other fees, and other miscellaneous income. Gross receipts shall not be deemed to include interest on reserve accounts, interest on other depository accounts and income arising out of the sale of real property or the settlement of fire or other casualty losses and items of a similar nature.

     15.3 ACTS OF GOD: In the event of a casualty loss due to Acts of God and/or other insurance claims such as, without limitation, hurricanes, tornadoes, earthquakes, fires or floods, where the Project lender allows restoration of damage to the Project, if Owner engages Pinnacle to oversee such restoration work under a separate written agreement, Owner agrees to pay Pinnacle five percent (5%) of the total cost of the reconstruction project for overseeing the project to completion provided that said fee is reimbursed in its entirety under the provisions of Owner's insurance policy.

     15.4 CONSTRUCTION MANAGEMENT SERVICES: If Owner engages Pinnacle to oversee Project Improvements, over and above routine maintenance, such improvements shall be performed under a separate written agreement. Owner agrees to pay Pinnacle five percent (5%) of the total cost of the improvements for overseeing the improvement project to completion

     15.5 FOR OTHER ITEMS OF MUTUAL AGREEMENT: Should Owner wish Pinnacle to perform services which are not otherwise governed by the terms and provisions of this Agreement, the parties shall meet to discuss and to agree upon the additional compensation to be paid by Owner to Pinnacle for such additional services.

     15.6 INTEREST ON UNPAID SUMS: Any sums due Pinnacle under any provision of this Agreement, and not paid within thirty (30) days after such sums have become due, shall bear interest at the rate of twelve percent (12%) per annum.

                                   SECTION 16

                               STRUCTURAL CHANGES

     Owner expressly withholds from Pinnacle any power or authority to make any structural changes in any building, or to make any other major alterations or additions in or to any such building or to any equipment in any such building, or to incur any expense chargeable to Owner other than expenses related to exercising the express powers vested in Pinnacle through this Agreement, without the prior written consent of Owner. However, such emergency repairs as may be required because of danger to life or property, or which are immediately necessary for the preservation and safety of the Project or the safety of the tenants and occupants thereof, or required to avoid the suspension of any necessary service to the Project, or to comply with any applicable federal state or local laws, regulations or ordinances, shall be authorized pursuant to section 4.2 of this Agreement, and Pinnacle shall notify Owner appropriately.

                                   SECTION 17

                               BUILDING COMPLIANCE

     Pinnacle does not assume and is given no responsibility for compliance of the Project or any building thereon or any equipment therein with the requirements of any building codes or with any statute, ordinance, law or regulation of any governmental body or of any public authority or official thereof having jurisdiction, except to notify Owner promptly or forward to Owner promptly any complaints, warnings, notices or summons received by Pinnacle relating to such matters. Owner authorizes Pinnacle to disclose the Ownership of the Project(s) to any such officials and agrees to indemnify and hold Pinnacle its representative, servants, and employees harmless of and from all loss, cost, expense and liability whatsoever which may be imposed by reason of any present or future violation or alleged violation of such laws, ordinances, statutes or regulations; provided, indemnity shall not be applicable if Pinnacle has actual knowledge of any such violation or alleged violation but fails to give notice to Owner, as provided under the terms and provisions of this Agreement.

                                   SECTION 18

                                   TERMINATION

     18.1 TERMINATION BY EITHER PARTY: This Agreement may be terminated by either Owner or Pinnacle, with or without cause, anytime during or after the end of the initial term by giving not less than thirty (30) days advanced written notice to the other party.

     18.2 TERMINATION FOR CAUSE: Notwithstanding the foregoing, this Agreement shall terminate in any event, and all obligations of the parties hereunder shall cease (except as to liabilities or obligations which have accrued or arisen prior to such termination, or which accrue pursuant to Section 18.3 as a result of such termination, and obligations to insure and indemnify), upon the occurrence of any of the following events:

            A. BREACH OF AGREEMENT: Ten (10) days after the receipt of notice by either party to the other specifying in detail a material breach of this Agreement, if such breach has not been cured within said ten (10) day period; or if such breach is of a nature that it cannot be cured within said ten (10) day period but can be cured within a reasonable time thereafter, if efforts to cure such breach has not commenced and/or such efforts are not proceeding and being continued diligently both during and after such ten (10) day period prior to the breach being cured. However, the breach of any obligation of either party hereunder to pay any moneys to the other party under the terms of this Agreement shall be deemed to be curable within ten (10) days. Termination of this Agreement shall be Owner's sole remedy for claims of breach of contract.

            B. EXCESSIVE DAMAGE: Upon the destruction of or substantial damage to the Project by any cause, or the taking of all or a substantial portion of the Project by eminent domain, in either case making it impossible or impracticable to continue operation of the Project.

            C. SALE OF PROJECT: In the event of the sale of the Project, this Agreement shall terminate upon the giving of not less than thirty (30) days written notice by Owner to Pinnacle.

            D. DEFAULT: Immediately upon the occurrence of any of the following events shall constitute an event of default by the party in respect of which such even occurs:

                1. the failure of either party to pay any amounts required to be paid by it hereunder or to perform any of its obligations hereunder for a period of ten (10) days after the date on which notice of the failure has been given to the defaulting party by the other party;

                2. the filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy or similar creditor relief law;

                3. the consent to an involuntary petition in bankruptcy or the failure by such party to vacate, within sixty (60) days from the date of entry thereof, any order approving an involuntary petition;

                4. the entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating such party as bankrupt or involvement or approving a petition seeking reorganization or appointing a receiver, trustee, conservator or liquidator of all or a substantial part of such party's assets, if such order, judgment or decree shall continue unstayed and in effect for a period of one hundred twenty (120) consecutive days;

                5. the failure to fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement and the continuance of any such default for a period of ten (10) days after written notice of said failure; and

                6. theft, fraud, or other knowing or intentional misconduct by Pinnacle or its employees or agents.

     18.3 TERMINATION COMPENSATION: Any amounts accruing to Pinnacle prior to such termination shall be due and payable when a final accounting, as set forth in Section 18.6, is delivered in a form reasonably satisfactory to Owner. To the extent that funds are available, and in any event prior to the disbursement of payments (other than underlying mortgage obligations) to Owner, such sums shall be payable from the operating accounts. Any amounts due in excess of the funds available from the operating account shall be paid by Owner to Pinnacle upon demand.

     18.4 OWNER RESPONSIBLE FOR PAYMENTS: Upon termination of or withdrawal from this Agreement, Owner shall assume the obligations of any contract or outstanding bill executed by Pinnacle under this Agreement for and on behalf of Owner, if such bill was incurred by Pinnacle in accordance with the Plan or as otherwise approved by Owner. In addition, Owner shall indemnify Pinnacle against any obligations or liabilities which Pinnacle may have properly incurred on Owner's behalf under this Agreement.

     18.5 ACCOUNTS: UNPAID BILLS: Pinnacle shall deliver to Owner, within thirty (30) days (or sooner if required by law) after this Agreement is terminated, any balance of moneys due Owner and tenant security deposits which were held by Pinnacle with respect to the Project, as well as a final accounting reflecting the balance of income and expenses with respect to the Project, as of the date of termination or withdrawal, and all records, contracts, leases, receipts for deposits, and other papers or documents which pertain to the Project. Bills previously incurred but not yet invoiced shall be the responsibility of and sent directly to Owner.

     18.6 FINAL ACCOUNTING: Since all records, contracts, leases, rental agreements, receipts for deposits, unpaid bills, and other papers and documents which pertain to the Project are deemed to be the property of the Owner, they are to be delivered to Owner, upon the effective date of such termination, Pinnacle may retain temporary possession of such records as may be necessary in order to comply with the provisions of Section 18.5 and/or law.

     18.7 NON-INTERFERENCE WITH PINNACLE'S BUSINESS: Owner agrees that for a period of six (6) months after termination of this Agreement, Owner will under no circumstances hire any of Pinnacle's employees of special talent, or privy to Pinnacle's confidential business information, or who have contributed notably to the good will of Pinnacle's business or any broker, salesman or leasing agent to perform any services which are in the scope of Pinnacle's business. In the event of an actual or threatened breach of this covenant by Owner, Pinnacle shall be entitled to an injunction restraining Owner from committing, or continuing to commit, any such breach. Nothing herein stated shall be construed as prohibiting Pinnacle from pursuing any other remedies available to Pinnacle for such breach and threatened breach, including recovery of damages from Owner. On-site employees are exempt from the provisions of this paragraph.

                                   SECTION 19

                                 REPRESENTATIONS

     19.1 OWNER'S REPRESENTATIONS AND WARRANTIES: Owner represents and warrants as follows: (a) Owner has the full power and authority to enter into this Agreement, and the person executing this Agreement is authorized to do so;
(b) there are no written or oral agreements affecting the Project other than the tenant leases or rental agreements, copies of which have been furnished to Pinnacle; (c) all permits for the operation of the Project has been secured and are current; and (d) Owner is not aware of any violation of any building or construction statute, ordinance, or regulation that will affect the operation of the Project.

     19.2 PINNACLE'S REPRESENTATIONS AND WARRANTIES: Pinnacle represents and warrants as follows: (a) the officers of Pinnacle have the full power and authority to enter into this Agreement; (b) there are not written or oral agreements by Pinnacle that will be breached by, or agreements in conflict with, Pinnacle's performance under this Agreement; and (c) where necessary, Pinnacle will be duly licensed and able to perform all of the duties under this Agreement at the effective date of this Agreement and shall comply with and abide by all laws, rules, regulations, and ordinances pertaining thereto.

                                   SECTION 20

                                    HEADINGS

     All headings and subheadings employed within this Agreement are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

                                   SECTION 21

                                  FORCE MAJEURE

     Any delays in the performance of any obligation of Pinnacle under this Agreement shall be excused to the extent that such delays are caused by wars, national emergencies, natural disasters, strikes, labor disputes, utility failures, governmental regulations, riots, adverse weather, and other similar causes not within the control of Pinnacle, and any time periods required for performance shall be extended accordingly.

                                   SECTION 22

                               COMPLETE AGREEMENT

     This Agreement, including any specified attachments, constitutes the entire agreement between Owner and Pinnacle with respect to the management and operation of the Project and supersedes and replaces any and all previous management agreements entered into and/or negotiated between Owner and Pinnacle relating to the Project covered by this Agreement. No change to this Agreement shall be valid unless made by supplemental written agreement executed and approved by Owner and Pinnacle. Except as otherwise provided herein, any and all amendments, additions or deletions to this Agreement shall be null and void unless approved by Owner and Pinnacle in writing. Each party to this Agreement hereby acknowledges and agrees that the other party has made no warranties, representations, covenants or agreements, express or implied, to such party, other than those expressly set forth herein, and that each party, entering into and executing this Agreement has relied upon no warranties, representations, covenants or agreements, express or implied, to such party, other than those expressly set forth herein, or as set forth in an exhibit or appendix to this Agreement.

                                   SECTION 23

                          RIGHTS CUMULATIVE: NO WAIVER

     No right or remedy herein conferred upon or reserved to either of the parties to this Agreement is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given under this Agreement or now or hereafter legally existing upon the occurrence of an event of default under this Agreement. The failure of either party to this Agreement to insist at any time upon the strict observance or performance of any of the provisions of this Agreement, or to exercise any right or remedy as provided in this Agreement, shall not impair any such right or remedy or be construed as a waiver or relinquishment of such right or remedy with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties to it may be exercised from time to time and as often as may be deemed expedient by those parties.

                                   SECTION 24

                          APPLICABLE LAW AND LITIGATION

     24.1 INTERPRETATION: The execution, interpretation and performance of this Agreement shall in all respects be controlled and governed by the laws of the State of the location of the Project. If any part of this Agreement shall be declared invalid or unenforceable, Pinnacle or Owner shall have the option to terminate this Agreement by giving written notice to the other party.

     24.2 LITIGATION: In the event that either party shall bring an action to enforce or to interpret the terms and provisions of this Agreement, the substantially prevailing party in such action shall be entitled to receive court costs and the reasonable fees and expenses of attorneys and certified public accountants.

                                   SECTION 25

                                     NOTICES

     Any notices, demands, consents and reports necessary or provided for under this Agreement shall be in writing and shall be delivered by hand, by nationally recognized overnight express delivery service (all charges prepaid) for next day delivery or by U.S. registered or certified mail, return receipt requested (all postage prepaid) and shall be addressed as follows, or at such other address as Owner and Pinnacle individually may specify hereafter in writing:

     PINNACLE:          PINNACLE REALTY MANAGEMENT COMPANY
                        401 Second Avenue South, Suite 110
                        Seattle, Washington 98104

     OWNER:             GFS WELLINGTON LLC
                        2801 Alaskan Way, #200
                        Seattle, WA 98121

     With copies to:    [BC-GFS LLC]
                        c/o Boston Capital Corporation
                        One Boston Place, 21st Floor
                        Boston, MA 02108-4406
                        Attention: Mark W. Dunne

Any notice or other communication sent or provided above shall be deemed given
(i) on the date of delivery, if by hand or (ii) on the date mailed, if sent by overnight express delivery service or U.S. registered or certified mail notice shall be deemed received on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. Each party hereto may designate a new Notice Address by written notice to the other parties in accordance with this Section 25. The inability to deliver a notice because of a change of address of which proper notice was not given shall be deemed a refusal of such notice.

                                   SECTION 26

     26.1 AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective personal representatives, heirs, administrators, executors, successors and assigns.

     26.2 AGREEMENT IN COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be considered an original and all shall constitute one and the same Agreement, binding upon all of the parties hereto, notwithstanding that all of the parties may not be signatories to the same counterpart.

     26.3 TIME PERIODS. In the event the time for performance of any obligation hereunder expires on a day other than a Business Day, the time for performance shall be extended to the next day that is a Business Day.

     26.4 EXCULPATION. Pinnacle, and all persons claiming by, through or under Pinnacle, shall look solely to Owner's interest in the Project for the satisfaction of any claim now existing or hereafter arising or accruing against the Owner, and in no event shall Owner be liable for any deficiency.

     26.5 CONFIDENTIALITY. Pinnacle and its employees and agents agree to keep all information related to the Property and Owner confidential, except to the extent necessary to carry out Pinnacle's obligations under this Agreement or as may be required by law.

     26.5 PINNACLE'S AGREEMENT TO NOT COMPETE. During the term of this Agreement, Pinnacle shall notify Owner, in writing, of the existence of any property management services it provides to other clients within a three (3) mile radius of the Project. Such notice to be given within a reasonable period of time and to include the name of the Project and the effective date of management. Pinnacle further agrees to not utilize the services of the same Investment Manager for the Project on any other client of Pinnacle's properties within a one-quarter mile radius of the Project.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have affixed and caused to be affixed their respective signatures as of the day and year first written above.

OWNER:                                           PINNACLE REALTY
MANAGEMENT CO.


By:  GFS RIDGEGATE LLC                           By:
     a Washington Limited Liability Company           /s/
                                                      --------------------
By:  BC-GFS LLC,                                      Stan Harrelson
     a Delaware Limited Liability Company        Its: President and CEO
Its: Sole Member

By:  GFS EQUITY MANAGEMENT LLC
     a Washington Limited Liability Company
Its: Manager

By:  /s/
     --------------------
     John A. Goodman
Its: Manager

                                    EXHIBIT A

                               PRELIMINARY BUDGET

                                    EXHIBIT B

                               EXECUTIVE PERSONNEL


NORTHWEST REGION PRESIDENT:         Eric Schwabe

INVESTMENT MANAGERS OF RECORD:      Tom Daniels
                                    Mike Voorhees


NORTHWEST ACCOUNTING MANAGER:       Lorraine DeAsis

                                    EXHIBIT C

                     REIMBURSABLE EMPLOYEE EXPENSE SCHEDULE